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                                                                    Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of GSI Lumonics Inc. on Form S-8 of our report dated December 15, 2003 on the financial statements of MicroE Systems for the years ended September 28, 2003 and September 29, 2002 appearing in the Current Report on Form 8-K/A Amendment No. 2 of GSI Lumonics Inc. dated July 28, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 17, 2004